EXHIBIT I
TEEKAY OFFSHORE PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE
TEEKAY OFFSHORE PARTNERS L.P. REVISES START TIME OF SECOND QUARTER 2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, July 30, 2007 – Teekay Offshore Partners L.P. (NYSE: TOO) plans to release its financial results for the second quarter of 2007 after market close on Wednesday, August 1, 2007.

The Partnership plans to host a conference call on Friday, August 3 at 11:00 a.m. (ET) to discuss the results for the quarter.  All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 215-0058 or (416) 915-9616 if outside North America;
•	By accessing the webcast, which will be available on Teekay Offshore Partners web site at www.teekayoffshore.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, August 10, 2007 by dialing (866) 245-6755 or (416) 915-1035 and entering access code 456628.

About Teekay Offshore Partners L.P.

Teekay Offshore Partners L.P., a publicly-traded master limited partnership formed by Teekay Corporation (NYSE: TK), is an international provider of marine transportation and storage services to the offshore oil industry. Teekay Offshore Partners owns a 26.0% interest in and controls Teekay Offshore Operating L.P., a Marshall Islands limited partnership with a fleet of 38 shuttle tankers (including 12 chartered-in vessels), four floating storage and offtake units and nine conventional crude oil Aframax tankers. Teekay Offshore Partners L.P. also has rights to participate in certain floating production, storage and offloading (FPSO) opportunities involving Teekay Petrojarl ASA.

Teekay Offshore Partners’ common units trade on the New York Stock Exchange under the symbol “TOO”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 609-6442
For Media enquiries contact:
Kim Barbero
Tel: +1 (604) 609-4703

Web site:  www.teekayoffshore.com

- end -